Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of IIOT-OXYS, Inc. of our report dated June 22, 2020, relating to our audits of the December 31, 2019 and 2018 consolidated financial statements of IIOT-OXYS, Inc., which are appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

October 5, 2020